Investment objective

The Fund’s investment objective is to seek long-term capital appreciation primarily through investments in equity securities listed in Taiwan.

Fund facts	(as at 11/30/16)
Net asset value per share	$18.91
Market price	$16.04
Premium/discount	-15.18%
Total net assets	$155.53 m
Market cap	$131.92 m

Fund statistics
Investment adviser (date of appointment)	JF International Management, Inc. (07/22/14)
Fund manager	Shumin Huang
Listed	NYSE
Launch date	12/23/86
Shares outstanding	8,224,330
Last dividend (Ex-dividend date)	$2.6332 (December 26, 2014)
Benchmark	TAIEX Total Return Index

Fund codes
Bloomberg	TWN
Sedol	286987895
CUSIP	874036106
ISIN	US8740361063

10 year performance data	(as at 11/30/16)

Cumulative Performance[1]						(as at 11/30/16)
%	1m	3m	YTD	1Y	3Y	5Y	10Y
The Taiwan Fund, Inc.	-3.9	-4.5	13.0	12.6	3.6	41.6	45.3
Market Price	-5.3	-5.4	9.6	7.7	-1.6	31.7	35.2
TSE Index	-1.5	1.4	14.2	13.7	2.1	27.4	24.1
TAIEX Total Return Index[2]	-1.5	1.8	19.0	18.5	13.9	51.8	79.0
MSCI Taiwan Index	-2.3	1.9	20.1	19.1	17.6	51.9	49.9

Rolling 12 month performance[1]					(as at 11/30/16)
%	2016/2015	2015/2014	2014/2013	2013/2012	2012/2011
The Taiwan Fund, Inc.	12.6	-5.9	-2.3	22.7	11.5
Market Price	7.7	-8.3	-0.3	21.8	9.9
TSE Index	13.7	-14.1	4.5	8.9	14.6
TAIEX Total Return Index[2]	18.5	-10.7	7.7	12.1	18.9
MSCI Taiwan Index	19.1	-13.0	13.4	8.5	19.1

Top 10 holdings	(as at 11/30/16)
Holding	Fund %
Taiwan Semiconductor Manufacturing Co., Ltd.	9.7
Hon Hai Precision Industry Co., Ltd.	6.4
Largan Precision Co., Ltd.	5.3
Cathay Financial Holding Co., Ltd.	4.4
Fubon Financial Holding Co., Ltd.	4.3
Wistron NeWeb Corp.	3.4
Taiwan Paiho Ltd.	3.3
China Life Insurance Co., Ltd.	3.2
Ennoconn Corp.	2.8
Nien Made Enterprise Co., Ltd.	2.5

[1]	In US Dollar terms
[2]	TAIEX Total Return Index (prior to January 1, 2003, TAIEX Index)

Sector breakdown			(as at 11/30/16)
Sector Allocation	Fund %	Benchmark	Deviation
Automobile	0.0%	1.4%	-1.4%
Biotechnology & Medical Care	1.0%	0.8%	0.2%
Building Material & Construction	0.0%	1.5%	-1.5%
Cement	0.9%	1.0%	-0.1%
Chemical	0.0%	1.0%	-1.0%
Communications & Internet	3.4%	6.6%	-3.2%
Computer & Peripheral Equipment	9.4%	5.9%	3.5%
Electric & Machinery	5.0%	1.8%	3.2%
Electrical & Cable	0.0%	0.3%	-0.3%
Electronic Parts & Components	6.2%	4.2%	2.0%
Electronic Products Distribution	0.0%	0.8%	-0.8%
Financial & Insurance	14.4%	13.4%	1.0%
Foods	1.4%	2.0%	-0.6%
Glass & Ceramic	0.0%	0.2%	-0.2%
Information Service	0.0%	0.2%	-0.2%
Iron & Steel	0.0%	2.2%	-2.2%
Oil, Gas & Electricity	1.9%	4.0%	-2.1%
Optoelectronic	7.2%	4.1%	3.1%
Other	8.2%	3.5%	4.7%
Other Electronic	8.0%	7.2%	0.8%
Paper & Pulp	0.0%	0.3%	-0.3%
Plastics	2.0%	7.1%	-5.1%
Rubber	0.0%	1.3%	-1.3%
Semiconductor	22.2%	24.1%	-1.9%
Shipping & Transportation	0.4%	1.3%	-0.9%
Textiles	3.4%	1.7%	1.7%
Tourism	0.0%	0.5%	-0.5%
Trading & Consumers' Goods	2.6%	1.6%	1.0%
Cash	2.4%	0.0%	2.4%
OVERALL TOTAL	100.0%	100.0%	0.0%

Market review
The TAIEX Total Return Index (TAIEX) closed down 0.5% in November. Share prices fell following the results of the November U.S. presidential election but quickly recovered. Exporters, including the tech sectors, underperformed on concerns that the United States may impose punitive measures on imports. Apple supply chain names suffered further losses on news of potential reductions in iPhone orders. Concerns that the Trans-Pacific Partnership (TPP) may be in jeopardy coupled with the drag from China Yuan Renminbi / Japanese Yen depreciation negatively impacted consumer stocks. Financials and materials sectors outperformed as a result of rising interest rates and improving spreads, respectively. The Fund underperformed the TAIEX by 2.4%, driven by weak stock selection and sector allocation primarily as a result of being underweight in the iron, steel and plastics sectors.

Fund update
The result of the U.S. Presidential election drove a style shift during the month, with investors rotating out of growth stocks and into value cyclicals. Among the detractors, the auto parts and textile sectors suffered due to macro-economic concerns on rising commodity prices, withdrawal from the TPP and potential tariff increases on Asian exporters. Tung Thih Electronic Co., Ltd., a supplier of auto electronic components, reported lower than expected monthly sales and profits due to order delays, although its long term position in Advanced Driver Assistance Systems (ADAS) in China should be supportive of multiple expansion. Textile manufacturers Taiwan Paiho Ltd. and Eclat Textile Co., Ltd. underperformed on weaker monthly sales, however, a bottoming of the inventory cycle is expected to compensate. Ennoconn Corp., a manufacturer of systems and boards, underperformed given slowing automation demand in quarter four 2016, but is predicted to regain business momentum in 2017. Poya International Co., Ltd., a retail store operator, corrected due to high valuation and headwinds against small caps in a de-risking environment, while fundamentals remain solid.

The share price of Wistron NeWeb Corp., a wireless communication product manufacturer, rebounded significantly due to improving visibility of results in the first quarter of 2017 and better than expected gross margin in the third quarter 2016. China Life Insurance Co., Ltd, Cathay Financial Holding Co., Ltd. and Fubon Financial Holding Co., Ltd. outperformed due to rising expectations of higher US long-term yields. Silergy Corp., a manufacturer of power integrated circuits, and ASPEED Technology, Inc., an electronic chip manufacturer, delivered outperformance with a solid outlook for fourth quarter of 2016 and 2017, despite a relatively high price to earnings ratio and strong performance year to date. The Fund’s underweight position in the microchip giant, Taiwan Semiconductor Manufacturing Co., Ltd., positively impacted performance as shares fell on concerns around potential reductions in iPhone orders for the first quarter of 2017.

There has been no change to the Fund’s investment strategy and it continues to prefer consumer discretionary growth names with sustainable franchises, including those in the sportswear and auto parts sectors. Given the weak overall demand for personal computers, notebooks, TVs and handsets, our tech positions are mainly in the cloud, Internet of Things, gaming and semi-conductor sectors. We remain underweight in telecommunications, basic materials and financials.

Outlook
The election of President-elect Donald Trump as the 45th US President has increased economic and political uncertainty for export-dependent Taiwan. Cross-Strait relations could be strained following the telephone call between President Elect Trump and Taiwanese president Tsai Ing-wen, the first contact between the US and Taiwan presidents in nearly 40 years. Amid macro uncertainty and rising interest rates, the Fund’s view is that in 2017 the Taiwan market will be supported by an improved GDP and corporate earnings growth.

Full portfolio holdings	(as at 11/30/16)
Holding	Market Value USD	Fund %

Semiconductor	34,519,463	22.2
Taiwan Semiconductor Manufacturing Co., Ltd.	15,014,119	9.7
Silergy Corp.	3,846,453	2.5
ASPEED Technology, Inc.	3,368,729	2.1
MediaTek, Inc.	2,890,974	1.8
Realtek Semiconductor Corp.	2,491,074	1.6
Advanced Semiconductor Engineering, Inc.	2,152,378	1.4
Powertech Technology, Inc.	1,570,009	1.0
Silicon Motion Technology Corp.	1,241,730	0.8
Parade Technologies Ltd.	1,203,558	0.8
Chunghwa Precision Test Tech Co., Ltd.	740,439	0.5
Financial & Insurance	22,435,553	14.4
Cathay Financial Holding Co., Ltd.	6,878,510	4.4
Fubon Financial Holding Co., Ltd.	6,717,865	4.3
China Life Insurance Co., Ltd.	4,934,709	3.2
Yuanta Financial Holding Co., Ltd.	2,803,338	1.8
E. Sun Financial Holding Co., Ltd.	1,101,131	0.7
Computer & Peripheral Equipment	14,558,146	9.4
Ennoconn Corp.	4,397,782	2.8
Micro-Star International Co., Ltd.	2,864,180	1.9
Primax Electronics Ltd.	2,270,385	1.5
Advantech Co., Ltd.	2,036,034	1.3
Mitac Holdings Corp.	1,920,142	1.2
Inventec Corp.	1,069,623	0.7
Other	12,734,620	8.2
Taiwan Paiho Ltd.	5,201,766	3.3
Nien Made Enterprise Co., Ltd.	3,897,844	2.5
Nan Liu Enterprise Co., Ltd.	1,354,673	0.9
Giant Manufacturing Co., Ltd.	834,562	0.6
KMC Kuei Meng International, Inc.	802,394	0.5
Merida Industry Co., Ltd.	643,381	0.4
Other Electronic	12,433,321	8.0
Hon Hai Precision Industry Co., Ltd.	9,995,646	6.4
Voltronic Power Technology Corp.	1,281,305	0.8
Tung Thih Electronic Co., Ltd.	905,939	0.6
Bizlink Holding, Inc.	250,431	0.2
Optoelectronic	11,186,964	7.2
Largan Precision Co., Ltd.	8,219,810	5.3
Au Optronics Corp.	1,270,626	0.8
Epistar Corp.	986,617	0.6
Innolux Corp.	709,911	0.5
Electronic Parts & Components	9,597,143	6.2
Delta Electronics, Inc.	3,790,820	2.4
Himax Technologies, Inc.	2,174,150	1.4
King Slide Works Co., Ltd.	2,161,406	1.4
Sinbon Electronics Co., Ltd.	1,470,767	1.0
Electric & Machinery	7,755,776	5.0
Airtac International Group	2,811,047	1.8
Basso Industry Corp.	2,080,256	1.4
Iron Force Industrial Co., Ltd.	1,441,089	0.9
Macauto Industrial Co., Ltd.	1,423,384	0.9

Full portfolio holdings (cont'd)
Holding	Market Value USD	Fund %

Textiles	5,297,088	3.4
Eclat Textile Co., Ltd.	2,529,962	1.6
Toung Loong Textile Manufacturing Co., Ltd.	1,976,002	1.3
Far Eastern New Century Corp.	791,124	0.5
Communications & Internet	5,284,356	3.4
Wistron NeWeb Corp.	5,284,356	3.4
Trading & Consumers' Goods	4,043,562	2.6
Poya International Co., Ltd.	1,932,245	1.2
President Chain Store Corp.	1,833,464	1.2
Taiwan FamilyMart Co., Ltd.	277,853	0.2
Plastics	3,131,663	2.0
Nan Ya Plastics Corp.	1,831,550	1.2
Formosa Chemicals & Fibre Corp.	1,012,384	0.6
Formosa Plastics Corp.	287,729	0.2
Oil, Gas & Electricity	2,910,693	1.9
Formosa Petrochemical Corp.	2,910,693	1.9
Foods	2,236,555	1.4
Uni-President Enterprises Corp.	2,236,555	1.4
Biotechnology & Medical Care	1,627,177	1.0
Grape King Bio Ltd.	1,627,177	1.0
Cement	1,435,940	0.9
Taiwan Cement Corp.	1,435,940	0.9
Shipping & Transportation	551,470	0.4
Aerospace Industrial Development Corp.	551,470	0.4
Cash	3,790,853	2.4
Cash	3,790,853	2.4
Grand Total	155,530,343	100.0

Source: MSCI. Neither MSCI nor any other party involved in or related to compiling, computing or creating the MSCI data makes any express of implied warranties or representations with respect to such data (or the results to be obtained by the use thereof), and all such parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to any of such data. Without limiting any of the foregoing, in no event shall MSCI, any of its affiliates or any third party involved in or related to compiling computing or creating the data have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

No further distribution or dissemination of the MSCI data is permitted without MSCI's express written consent.

Important Information

This document is issued and approved by JF International Management, Inc. (“JFIMI”), as investment advisor of The Taiwan Fund, Inc. (the ‘'Fund''). JFIMI is an investment advisor registered with the US Securities and Exchange Commission. Certain information herein is believed to be reliable but has not been verified by JFIMI. JFIMI makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from this newsletter.

The Fund is classified as a diversified investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed end US fund and its shares are listed on the New York Stock Exchange. JFIMI has been appointed investment advisor to the Fund.

This newsletter does not constitute an offer of shares. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are bought and sold on the open market through a stock exchange. JFIMI, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell any security, including the securities, commodities, currencies or financial instruments referred to herein.

Portfolio holdings are subject to change daily.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

Discretionary investment is not risk-free. The past operating performance does not guarantee a minimum return for the discretionary investment fund. Apart from exercising the duty of care of a prudent adviser, JFIMI will not be responsible for the profit or loss of the discretionary investment fund, nor guarantee a minimum return.

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It should be noted that investment in the Fund is only suitable for sophisticated investors who are aware of the risk of investing in Taiwan and should be regarded as long term. Funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets.

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Investment in the securities of smaller and unquoted companies can involve greater risk than is customarily associated with investment in larger, more established, companies. In particular, smaller companies often have limited product lines, markets or financial resources and their management may be dependent on a smaller number of key individuals. In addition, the market for stock in smaller companies is often less liquid than that for stock in larger companies, bringing with it potential difficulties in acquiring, valuing and disposing of such stock. Proper information for determining their value, or the risks to which they are exposed, may not be available.

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Investments within emerging markets such as Taiwan can be of higher risk. Many emerging markets, and the companies quoted on their stock exchanges, are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation which may affect the Fund's income and the value of its investments.

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The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stock markets, and equities are less liquid. Volatility of prices can also be greater than in more developed stock markets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be undeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.